Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 14, 2010 relating to the financial statements of Accentia Biopharmaceuticals, Inc. (the “Company”), which appears in the Company’s Annual Report on Form 10-K for the year ended September 30, 2010.

/s/ Cherry, Bekaert, & Holland L.L.P.
Cherry, Bekaert, & Holland L.L.P.
Tampa, Florida
March 25, 2011